Exhibit 99.1
FOR IMMEDIATE RELEASE

Comscore Reports Fourth Quarter and Full Year 2024 Results
RESTON, Va., March 04, 2025 - Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting and evaluating media across platforms, today reported financial results for the fourth quarter and full year ended December 31, 2024.
FY 2024 Financial Highlights
•Revenue for 2024 was $356.0 million compared to $371.3 million in 2023
•Net loss of $60.2 million compared to $79.4 million in 2023, resulting primarily from non-cash goodwill impairment charges of $63.0 million and $78.2 million, respectively
•Adjusted EBITDA1 of $42.4 million compared to $44.0 million in 2023
•FX adjusted EBITDA of $40.9 million compared to $46.9 million in 2023
•Cash, cash equivalents and restricted cash of $33.5 million versus $22.9 million as of December 31, 2023
Q4 2024 Financial Highlights
•Revenue for the fourth quarter was $94.9 million compared to $95.1 million in Q4 2023
•Net income of $3.1 million compared to net loss of $28.4 million in Q4 2023, resulting primarily from a non-cash goodwill impairment charge of $34.1 million in Q4 2023
•Adjusted EBITDA of $17.2 million compared to $16.4 million in Q4 2023
•FX adjusted EBITDA of $14.2 million compared to $18.7 million in Q4 2023
2025 Financial Outlook
•Full year revenue expected to be between $360 million and $370 million
•Adjusted EBITDA margin expected to be between 12% and 15% for the year
"We made solid progress in Q4 to establish Comscore as a leading source for cross-platform planning and measurement," said Jon Carpenter, CEO. "Our cross-platform audience solution, Proximic, continued to accelerate, and our cross-platform measurement products also scaled nicely within programmatic advertising environments as we came down the stretch in 2024. We believe this progress and the leadership additions we've made in recent months position us well for growth in 2025."
Fourth Quarter Summary Results
Revenue in the fourth quarter was $94.9 million, down 0.2% from $95.1 million in Q4 2023. Content & Ad Measurement revenue increased 1.0% compared to the prior-year quarter, driven by an increase in our cross-platform revenue, which grew 21.7% over Q4 2023. This growth was partially offset by lower revenue from our syndicated audience offerings, primarily related to our national TV and syndicated digital products. Research & Insight Solutions revenue declined 6.5% from Q4 2023, primarily due to lower deliveries of certain custom digital products.
Our core operating expenses, which include cost of revenues, sales and marketing, research and development and general and administrative expenses, were $90.3 million for the quarter, up 7.6% compared to $83.9 million in Q4 2023, primarily due to higher employee compensation and data licensing costs.
Net income for the quarter was $3.1 million, compared to net loss of $28.4 million in Q4 2023, resulting in net income (loss) margins of 3.3% and (29.9)% of revenue, respectively. Included in net loss for Q4 2023 was a non-cash impairment charge
1 Adjusted EBITDA, adjusted EBITDA margin and FX Adjusted EBITDA are non-GAAP measures defined in the "Fourth Quarter Summary Results" section and are reconciled to net income (loss) and net income (loss) margin in the addendum of this release. As described in the "2025 Outlook" section, we are unable to provide a reconciliation of adjusted EBITDA or adjusted EBITDA margin on a forward-looking basis because we cannot predict with reasonable certainty our future stock-based compensation expense, fair value adjustments, variable interest expense, litigation and restructuring expense and any unusual items without reasonable effort.

of $34.1 million related to goodwill. After accounting for dividends on our convertible preferred stock, loss per share attributable to common shares in Q4 2024 was $(0.27), compared to loss per share of $(6.69) in Q4 2023.
Non-GAAP adjusted EBITDA for the quarter was $17.2 million, compared to $16.4 million in Q4 2023, resulting in adjusted EBITDA margins of 18.1% and 17.3%, respectively. Excluding the impact of foreign currency transactions, FX adjusted EBITDA for the quarter was $14.2 million, compared to $18.7 million in Q4 2023. Adjusted EBITDA and adjusted EBITDA margin exclude depreciation and amortization, net interest expense, income taxes, impairment of goodwill, stock-based compensation expense, transformation costs, impairment of right-of-use and long-lived assets, restructuring costs, change in fair value of contingent consideration liability and other items as presented in the accompanying tables. FX adjusted EBITDA excludes these items as well as gain/loss from foreign currency transactions.
Full-Year Summary Results
Revenue for 2024 was $356.0 million, down 4.1% compared to $371.3 million in 2023. Content & Ad Measurement revenue declined 2.8% compared to 2023, driven by lower revenue from our syndicated audience offerings (primarily related to national TV and syndicated digital products), partially offset by an increase in our cross-platform revenue, which grew 19.7% over 2023. Research & Insight Solutions revenue declined 10.6% from 2023, primarily due to lower deliveries of certain custom digital products.
Our core operating expenses, which include cost of revenues, sales and marketing, research and development and general and administrative expenses, were $347.1 million, down 1.9% compared to $353.8 million in 2023, primarily driven by a decline in employee compensation and lower cloud computing costs, partially offset by higher data licensing costs.
Net loss for the year was $60.2 million, compared to $79.4 million in 2023, resulting in net loss margins of (16.9)% and (21.4)% of revenue, respectively. Included in net loss for 2024 and 2023 were non-cash impairment charges of $63.0 million and $78.2 million, respectively, related to goodwill. After accounting for dividends on our convertible preferred stock, loss per share attributable to common shares in 2024 was $(15.53), compared to loss per share of $(19.88) in 2023.
Non-GAAP adjusted EBITDA for the year was $42.4 million compared to $44.0 million in 2023, resulting in adjusted EBITDA margins of 11.9% for both years. Excluding the impact of foreign currency transactions, FX adjusted EBITDA for 2024 was $40.9 million, compared to $46.9 million in 2023.
Balance Sheet and Liquidity
As of December 31, 2024, cash, cash equivalents and restricted cash totaled $33.5 million.
On December 31, 2024, we entered into a senior secured financing agreement with Blue Torch Finance LLC. The Blue Torch facility provides a borrowing capacity of $60.0 million, consisting of a $45.0 million term loan that was fully funded at closing and a $15.0 million revolving credit facility that was unfunded at closing. We used initial proceeds from the term loan to resolve our aged accounts payable, cash collateralize our outstanding letter of credit, pay transaction fees and expenses, and strengthen our cash position in order to invest in future growth.
Prior to entering the new facility, we repaid the outstanding principal balance under our prior credit agreement with Bank of America, N.A. On December 31, 2024, we terminated the Bank of America facility and (as described above) used a portion of proceeds from the Blue Torch term loan to cash collateralize our outstanding letters of credit with Bank of America.
Finally, on December 31, 2024, we entered into an amendment to our Data License Agreement with Charter Communications Operating, LLC. The amendment provides us with an estimated minimum $35 million reduction in cash license fees over the remaining term of the Data License Agreement, in addition to the previously disclosed $7 million in license fee credits provided by Charter for prior periods. The amendment was conditioned upon our payment of arrears due to Charter under the Data License Agreement, which we paid in full on December 31, 2024.
2025 Outlook
Based on current trends and expectations, we believe 2025 revenue will be between $360 million and $370 million, driven primarily by growth in Content & Ad Measurement revenue from our local TV offering and our cross-platform products. We expect our adjusted EBITDA margin for 2025 to be between 12% and 15% as we continue to invest in areas of the business that we believe have the greatest opportunity to drive revenue growth or operational efficiencies. We anticipate that our national TV and syndicated digital revenue will continue to be challenged, and that demand for custom digital products will continue to be unpredictable due to the macroeconomic environment. We expect revenue in the first quarter of 2025 to be roughly flat compared to Q1 2024, with a return to growth in subsequent quarters as demand for our cross-platform products continues to rise.
We do not provide GAAP net income (loss) or net income (loss) margin on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, fair value adjustments, variable interest expense, litigation and restructuring expense and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or adjusted EBITDA margin to the most directly comparable GAAP measure, GAAP net income (loss) and net income (loss) margin, on a forward-looking basis.
Conference Call Information for Today, Tuesday, March 4, 2025 at 5:00 p.m. ET
Management will host a conference call to discuss the results on Tuesday, March 4, 2025, at 5:00 p.m. ET. The live audio webcast along with supplemental information will be accessible at ir.comscore.com/events-presentations. Participants can obtain dial-in information by registering for the call at the same web address and are advised to register in advance of the call to avoid delays. Following the conference call, a replay will be available via webcast at ir.comscore.com/events-presentations.
About Comscore
Comscore is a global, trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore empowers media buyers and sellers to quantify their multiscreen behavior and make meaningful business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, our expectations, forecasts, plans and opinions regarding expected revenue and adjusted EBITDA margin for 2025, a return to growth in 2025, revenue drivers, future investments in growth and operational efficiencies, demand for our products, and economic and industry trends. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in our business and customer, partner and vendor relationships; external market conditions and competition; continued changes or declines in ad spending or other macroeconomic factors; evolving privacy and regulatory standards; product adoption rates; and our ability to achieve our expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that we make from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. We do not intend or undertake, and expressly disclaim, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing in this press release adjusted EBITDA, adjusted EBITDA margin and FX adjusted EBITDA, which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net income (loss), net income (loss) margin, various cash flow metrics, and our other GAAP financial results. Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures, net income (loss) and net income (loss) margin. These reconciliations should be carefully evaluated.

Media
Marie Scoutas
Comscore, Inc.
press@comscore.com

Investors
John Tinker
Comscore, Inc.
212-203-2129
jtinker@comscore.com

COMSCORE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$29,937	$22,750
Restricted cash	3,531	186
Accounts receivable, net of allowances of $462 and $614, respectively	64,266	63,826
Prepaid expenses and other current assets	10,323	11,228
Total current assets	108,057	97,990
Property and equipment, net	47,116	41,574
Operating right-of-use assets	13,173	18,628
Deferred tax assets	2,624	2,588
Intangible assets, net	5,058	8,115
Goodwill	246,010	310,360
Other non-current assets	8,209	12,040
Total assets	$430,247	$491,295
Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$16,471	$30,551
Accrued expenses	35,013	34,422
Contract liabilities	45,464	48,912
Revolving line of credit	—	16,000
Accrued dividends	8,962	24,132
Customer advances	9,566	11,076
Current operating lease liabilities	8,598	7,982
Other current liabilities	7,230	9,486
Total current liabilities	131,304	182,561
Secured term loan	40,718	—
Non-current operating lease liabilities	14,805	23,003
Non-current portion of accrued data costs	33,551	32,833
Deferred tax liabilities	891	1,321
Other non-current liabilities	9,771	7,589
Total liabilities	231,040	247,307
Commitments and contingencies
Convertible redeemable preferred stock, $0.001 par value; 100,000,000 shares authorized as of December 31, 2024 and December 31, 2023; 95,784,903 shares and 82,527,609 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively; aggregate liquidation preference of $245,732 as of December 31, 2024 and $228,132 as of December 31, 2023	207,470	187,885
Stockholders' equity (deficit):
Preferred stock, $0.001 par value; 5,000,000 shares authorized as of December 31, 2024 and December 31, 2023; no shares issued or outstanding as of December 31, 2024 or 2023	—	—
Common stock, $0.001 par value; 13,750,000 shares authorized as of December 31, 2024 and 2023; 5,228,814 shares issued and 4,890,575 shares outstanding as of December 31, 2024, and 5,093,380 shares issued and 4,755,141 shares outstanding as of December 31, 2023	5	5
Additional paid-in capital	1,714,052	1,696,612
Accumulated other comprehensive loss	(18,068)	(14,110)
Accumulated deficit	(1,474,268)	(1,396,420)
Treasury stock, at cost, 338,239 shares as of December 31, 2024 and 2023	(229,984)	(229,984)
Total stockholders' equity (deficit)	(8,263)	56,103
Total liabilities, convertible redeemable preferred stock and stockholders' equity (deficit)	$430,247	$491,295

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)

	Years Ended December 31,
	2024	2023	2022
Revenues	$356,047	$371,343	$376,423

Cost of revenues (1) (2)	208,708	205,580	205,294
Selling and marketing (1) (2)	57,622	63,322	68,453
Research and development (1) (2)	33,066	33,701	36,987
General and administrative (1) (2)	47,679	51,192	61,200
Amortization of intangible assets	3,057	5,213	27,096
Impairment of goodwill	63,000	78,200	46,300
Impairment of right-of-use and long-lived assets	1,397	1,502	156
Restructuring	1,027	6,234	5,810
Total expenses from operations	415,556	444,944	451,296
Loss from operations	(59,509)	(73,601)	(74,873)
Interest expense, net	(1,883)	(1,445)	(915)
Other income, net	651	42	9,785
Gain (loss) from foreign currency transactions	1,417	(2,824)	1,166
Loss before income taxes	(59,324)	(77,828)	(64,837)
Income tax provision	(924)	(1,533)	(1,724)
Net loss	$(60,248)	$(79,361)	$(66,561)
Net loss available to common stockholders
Net loss	(60,248)	(79,361)	(66,561)
Convertible redeemable preferred stock dividends	(17,600)	(16,270)	(15,513)
Total net loss available to common stockholders	$(77,848)	$(95,631)	$(82,074)
Net loss per common share (3):
Basic and diluted	$(15.53)	$(19.88)	$(17.71)
Weighted-average number of shares used in per share calculation - Common Stock (3):
Basic and diluted	5,014,049	4,811,233	4,634,178
Comprehensive loss:
Net loss	$(60,248)	$(79,361)	$(66,561)
Other comprehensive loss:
Foreign currency cumulative translation adjustment	(3,958)	1,830	(3,842)
Total comprehensive loss	$(64,206)	$(77,531)	$(70,403)

(1) Excludes amortization of intangible assets, which is presented separately in the Consolidated Statements of Operations and Comprehensive Loss.
(2) Stock-based compensation expense is included in the line items above as follows:
	Years Ended December 31,
	2024	2023	2022
Cost of revenues	$221	$533	$1,144
Selling and marketing	126	380	1,021
Research and development	161	411	827
General and administrative	2,683	3,211	5,186
Total stock-based compensation expense	$3,191	$4,535	$8,178

(3) Adjusted retroactively for a 1-for-20 reverse split of our common stock effected on December 20, 2023.

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2024	2023	2022
Operating activities:
Net loss	$(60,248)	$(79,361)	$(66,561)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment of goodwill	63,000	78,200	46,300
Depreciation	22,087	19,778	16,828
Non-cash operating lease expense	5,240	5,456	6,060
Amortization expense of finance leases	3,651	1,929	2,364
Stock-based compensation expense	3,191	4,535	8,178
Amortization of intangible assets	3,057	5,213	27,096
Impairment of right-of-use and long-lived assets	1,397	1,502	156
Change in fair value of warrant liability	(669)	(49)	(9,802)
Deferred tax provision	(841)	(35)	(475)
Other	2,008	2,297	4,468
Changes in operating assets and liabilities:
Accounts receivable	(1,649)	4,781	2,596
Prepaid expenses and other assets	1,987	2,185	(805)
Accounts payable, accrued expenses, and other liabilities	(10,570)	(4,121)	7,396
Contract liability and customer advances	(4,739)	(5,517)	(1,587)
Operating lease liabilities	(8,798)	(7,867)	(7,275)
Net cash provided by operating activities	18,104	28,926	34,937

Investing activities:
Capitalized internal-use software costs	(23,249)	(22,206)	(16,685)
Purchases of property and equipment	(813)	(1,580)	(1,137)
Net cash used in investing activities	(24,062)	(23,786)	(17,822)

Financing activities:
Proceeds from secured term loan	45,000	—	—
Proceeds from insurance financing	2,118	—	—
Payments for dividends on convertible redeemable preferred stock	—	—	(15,512)
Principal payments on insurance financing	(2,122)	—	—
Principal payments on finance leases	(2,852)	(2,066)	(2,519)
Contingent consideration payment at initial value	(3,704)	(1,037)	—
Payments of debt issuance costs	(4,551)	—	—
Payments of line of credit	(16,000)	—	—
Other	(266)	(291)	(101)
Net cash provided by (used in) financing activities	17,623	(3,394)	(18,132)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,133)	748	(820)
Net increase (decrease) in cash, cash equivalents and restricted cash	10,532	2,494	(1,837)
Cash, cash equivalents and restricted cash at beginning of period	22,936	20,442	22,279
Cash, cash equivalents and restricted cash at end of period	$33,468	$22,936	$20,442

	As of December 31,
	2024	2023	2022
Cash and cash equivalents	$29,937	$22,750	$20,044
Restricted cash	3,531	186	398
Total cash, cash equivalents and restricted cash	$33,468	$22,936	$20,442

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of GAAP net loss and net loss margin to non-GAAP adjusted EBITDA, adjusted EBITDA margin and non-GAAP FX adjusted EBITDA for each of the periods identified:

	Years Ended December 31,
	2024	2023	2022
(In thousands)	(Unaudited)	(Unaudited)	(Unaudited)
GAAP net loss	$(60,248)	$(79,361)	$(66,561)

Depreciation	22,087	19,778	16,828
Amortization expense of finance leases	3,651	1,929	2,364
Amortization of intangible assets	3,057	5,213	27,096
Interest expense, net	1,883	1,445	915
Income tax provision	924	1,533	1,724
EBITDA	(28,646)	(49,463)	(17,634)

Adjustments:
Impairment of goodwill	63,000	78,200	46,300
Stock-based compensation expense	3,191	4,535	8,178
Transformation costs (1)	1,547	1,283	460
Amortization of cloud-computing implementation costs	1,420	1,439	1,435
Impairment of right-of-use and long-lived assets	1,397	1,502	156
Restructuring	1,027	6,234	5,810
Change in fair value of contingent consideration liability	89	350	2,558
Loss on asset disposition	6	—	7
Other income, net (2)	(669)	(49)	(9,802)
Non-GAAP adjusted EBITDA	$42,362	$44,031	$37,468
Net loss margin (3)	(16.9)%	(21.4)%	(17.7)%
Non-GAAP adjusted EBITDA margin (4)	11.9%	11.9%	10.0%

Adjustments:
(Gain) Loss from foreign currency transactions	(1,417)	2,824	(1,166)
Non-GAAP FX adjusted EBITDA	$40,945	$46,855	$36,302
(1) Transformation costs represent: (1) expenses incurred prior to formal launch of identified strategic projects with anticipated long-term benefits to the company, generally relating to third-party professional fees and non-capitalizable technology costs tied directly to the identified projects and (2) severance costs associated with the reorganization of our teams in connection with the identified projects. We added transformation costs as an adjustment in 2023 for greater transparency around these costs and have applied the adjustment to prior periods for comparison.
(2) Adjustments to other income, net reflect non-cash changes in the fair value of warrants liability included in other income, net on our Consolidated Statements of Operations and Comprehensive Loss.
(3) Net loss margin is calculated by dividing net loss by revenues reported on our Consolidated Statements of Operations and Comprehensive Loss for the applicable period.
(4) Non-GAAP Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenues reported on our Consolidated Statements of Operations and Comprehensive Loss for the applicable period.

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,
	2024	2023
Revenues	$94,936	$95,101

Cost of revenues (1) (2)	54,683	50,220
Selling and marketing (1) (2)	14,931	14,338
Research and development (1) (2)	8,654	7,909
General and administrative (1) (2)	12,016	11,416
Amortization of intangible assets	692	801
Restructuring	59	779
Impairment of goodwill	—	34,100
Total expenses from operations	91,035	119,563
Income (loss) from operations	3,901	(24,462)
Interest expense, net	(443)	(304)
Other expense, net	—	(383)
Gain (loss) from foreign currency transactions	2,925	(2,280)
Income (loss) before income taxes	6,383	(27,429)
Income tax provision	(3,239)	(970)
Net income (loss)	$3,144	$(28,399)
Net loss available to common stockholders:
Net income (loss)	3,144	(28,399)
Convertible redeemable preferred stock dividends	(4,538)	(4,287)
Total net loss available to common stockholders	$(1,394)	$(32,686)
Net loss per common share:
Basic and diluted	$(0.27)	$(6.69)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	5,096,459	4,888,089
Comprehensive loss:
Net income (loss)	$3,144	$(28,399)
Other comprehensive loss:
Foreign currency cumulative translation adjustment	(4,786)	2,699
Total comprehensive loss	$(1,642)	$(25,700)

(1) Excludes amortization of intangible assets, which is presented separately in the Consolidated Statements of Operations and Comprehensive Loss.
(2) Stock-based compensation expense is included in the line items above as follows:
	Three Months Ended December 31,
	2024	2023
Cost of revenues	$103	$98
Selling and marketing	55	(31)
Research and development	69	78
General and administrative	697	571
Total stock-based compensation expense	$924	$716

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of GAAP net income (loss) and net income (loss) margin to non-GAAP adjusted EBITDA, adjusted EBITDA margin and non-GAAP FX adjusted EBITDA for each of the periods identified:

	Three Months Ended December 31,
	2024	2023
(In thousands)	(Unaudited)	(Unaudited)
GAAP net income (loss)	$3,144	$(28,399)

Depreciation	5,893	5,165
Income tax provision	3,239	970
Amortization expense of finance leases	960	661
Amortization of intangible assets	692	801
Interest expense, net	443	304
EBITDA	14,371	(20,498)

Adjustments:
Transformation costs (1)	1,472	530
Stock-based compensation expense	924	716
Amortization of cloud-computing implementation costs	345	361
Restructuring	59	779
Impairment of goodwill	—	34,100
Change in fair value of contingent consideration liability	—	98
Other expense, net (2)	—	358
Non-GAAP adjusted EBITDA	$17,171	$16,444
Net income (loss) margin (3)	3.3%	(29.9)%
Non-GAAP adjusted EBITDA margin (4)	18.1%	17.3%

Adjustments:
(Gain) Loss from foreign currency transactions	(2,925)	2,280
Non-GAAP FX adjusted EBITDA	$14,246	$18,724
(1) Transformation costs represent: (1) expenses incurred prior to formal launch of identified strategic projects with anticipated long-term benefits to the company, generally relating to third-party professional fees and non-capitalizable technology costs tied directly to the identified projects and (2) severance costs associated with the reorganization of our teams in connection with the identified projects.
(2) Adjustments to other expense, net reflect non-cash changes in the fair value of warrants liability included in other expense, net on our Consolidated Statements of Operations and Comprehensive Loss.
(3) Net income (loss) margin is calculated by dividing net income (loss) by revenues reported on our Consolidated Statements of Operations and Comprehensive Loss for the applicable period.
(4) Non-GAAP Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenues reported on our Consolidated Statements of Operations and Comprehensive Loss for the applicable period.

Revenues
Revenues from our offerings of products and services are as follows:

	Years Ended December 31,
(In thousands)	2024	% of Revenue	2023	% of Revenue	$ Variance	% Variance
Content & Ad Measurement
Syndicated Audience (1)	$260,654	73.2%	$276,101	74.4%	$(15,447)	(5.6)%
Cross-Platform	40,470	11.4%	33,803	9.1%	6,667	19.7%
Total Content & Ad Measurement	301,124	84.6%	309,904	83.5%	(8,780)	(2.8)%
Research & Insight Solutions	54,923	15.4%	61,439	16.5%	(6,516)	(10.6)%
Total revenues	$356,047	100.0%	$371,343	100.0%	$(15,296)	(4.1)%
(1) Syndicated Audience revenue includes revenue from our movies business, which grew from $35.3 million in the year ended December 31, 2023 to $37.1 million in the year ended December 31, 2024.

	Three Months Ended December 31,
(In thousands)	2024 (Unaudited)	% of Revenue	2023 (Unaudited)	% of Revenue	$ Variance	% Variance
Content & Ad Measurement
Syndicated Audience (1)	$66,823	70.4%	$68,550	72.1%	$(1,727)	(2.5)%
Cross-Platform	14,218	15.0%	11,686	12.3%	2,532	21.7%
Total Content & Ad Measurement	81,041	85.4%	80,236	84.4%	805	1.0%
Research & Insight Solutions	13,895	14.6%	14,865	15.6%	(970)	(6.5)%
Total revenues	$94,936	100.0%	$95,101	100.0%	$(165)	(0.2)%
(1) Syndicated Audience revenue includes revenue from our movies business, which grew from $9.1 million in the fourth quarter of 2023 to $9.4 million in the fourth quarter of 2024.

	Three Months Ended (Unaudited)				Year Ended
(In thousands)	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	December 31, 2024	% of Total 2024 Revenue
Content & Ad Measurement
Syndicated Audience	$64,600	$64,189	$65,042	$66,823	$260,654	73.2%
Cross-Platform	8,020	8,000	10,232	14,218	40,470	11.4%
Total Content & Ad Measurement	72,620	72,189	75,274	81,041	301,124	84.6%
Research & Insight Solutions	14,175	13,648	13,205	13,895	54,923	15.4%
Total revenues	$86,795	$85,837	$88,479	$94,936	$356,047	100.0%